NYTH117 CL-AA 14:07 Unity Bancorp Reports Second Quarter Earnings
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+ NJY ED1 FC1 IRW RWB TNW (UNITY BANCORP 905711 NY)
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17:00 07/19
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[STK] UNTY
[IN] FIN
[SU] ERN
TO BUSINESS EDITOR:

Unity Bancorp Reports Second Quarter Earnings

CLINTON, N.J., July 19 /PRNewswire-FirstCall/ -- Unity Bancorp, Inc. (Nasdaq: UNTY), parent company of Unity Bank, reported net income of $1.5 million, or $0.21 per diluted share, for the quarter ended June 30, 2007, compared to net income of $1.6 million, or $0.23 per diluted share, for the quarter ended June 30, 2006. Return on average assets and average common equity for the second quarter of 2007 were 0.89% and 13.14%, respectively, as compared to 1.03% and 15.39%, respectively, for the second quarter of 2006.

For the six months ended June 30, 2007, net income was $3.0 million, or $0.41 per diluted share, compared to $3.3 million, or $0.45 per diluted share for the same period a year ago. Return on average assets and average common equity for the six months ended June 30, 2007, were 0.88% and 12.94%, respectively, as compared to 1.05% and 15.82%, respectively, for the prior year's comparable period.

"During the second quarter of 2007, we had significant growth in both our loan and deposit portfolios, in addition to an improvement in credit quality," said Unity President and Chief Executive Officer, James A. Hughes. "Although the rate environment continues to be a challenge, we will continue to grow our earning asset base, which will have a favorable effect on future earnings."

Net interest income was $6.1 million for the second quarter of 2007, consistent from the same period a year ago. Net interest income was benefited by an increase in interest-earning assets offset by a decrease in net interest margin. Net interest margin was 3.71% for the second quarter of 2007, compared to 3.99% for the second quarter of 2006.

Net interest income was $12.1 million for the six months ended June 30, 2007, consistent from the same period a year ago. Net interest income was benefited by an increase in interest-earning assets offset by a decrease in net interest margin. Net interest margin was 3.73% for the six months ended 2007, compared to 4.05% for the same period a year ago.

The provision for loan losses for the second quarter of 2007 was $350 thousand, compared to $250 thousand for the second quarter of 2006. Net loan charge-offs for the quarter ended June 30, 2007 were $110 thousand, compared to net charge-offs of $113 thousand for the quarter ended June 30, 2006. The provision for loan losses was $550 thousand for the six months ended June 30, 2007, flat from the same period a year ago. Net loan charge-offs for the six months ended June 30, 2007 were $177 thousand, compared to $185 thousand for the same period a year ago.

Total noninterest income for the second quarter of 2007 was $1.7 million, up 6.1%, from the same period a year ago. Service charges on deposits for the second quarter were $339 thousand, a decrease of $70 thousand, compared to the second quarter of 2006, primarily due to fee waivers and the acceleration of the electronic clearing of checks "Check 21". Service and loan fees were $380 thousand for the second quarter of 2007, down $26 thousand from a year ago. Gains on sales of SBA loans amounted to $824 thousand for the second quarter of 2007, compared to $558 thousand for the quarter ended June 30, 2006, primarily due to the higher volume of loans sold, offset by reduced premiums.

Total noninterest income for the six months ended June 30, 2007, was $3.4 million, down 6.1% from the same period a year ago. Service charges on deposits for the six months ended were $688 thousand, a decrease of $154 thousand, compared to the same period a year ago, primarily due to the waiving of fees and the acceleration of Check 21. Service and loan fees were $746 thousand for the second quarter of 2007, down $55 thousand from the same period a year ago. Gains on sales of SBA loans amounted to $1.5 million for the six months ended June 30, 2007, compared to $1.3 million for the same period a year ago, primarily due to the higher volume of loans sold offset by reduced premiums.

Total noninterest expenses for the second quarter of 2007 were $5.3 million, an increase of 5.3% from the prior year's comparable quarter. Compensation and benefits increased 2.2% due to annual cost of living increases and rising health insurance costs, partially offset by a planned reduction in the employee base. Loan servicing costs increased due to collection expenses associated with non-accrual loans.

Total noninterest expenses for the six months ended June 30, 2007, were $10.7 million, an increase of 4.2% from the same period a year ago. Compensation and benefits increased 5.4% due to cost of living increases and rising health insurance costs, partially offset by a planned reduction in the employee base. Processing and communications increased 3.1% due to increased transactional volume due to a larger customer base. Loan servicing costs increased $103 thousand due to collection expenses associated with past due loans.

Total assets at June 30, 2007, were $732.4 million, a 9.2% increase from June 30, 2006. The increase in assets from the prior year was primarily due to growth in the Company's loan portfolio. Total loans at June 30, 2007, were $541.4 million, an 11.7% increase from June 30, 2006. The growth in the loan portfolio occurred in commercial, consumer and residential lending.

At June 30, 2007, the allowance for loan losses was $8.0 million, or 1.48% of total loans, compared to 1.50% at December 31, 2006 and June 30, 2006. Non-performing assets at June 30, 2007, were $5.0 million, or 0.92% of total loans and other real estate owned, "OREO", a decline of $4.1 million in non performing assets as compared to $9.1 million or 1.80% of total loans and OREO at December 31, 2006, and an increase of $2.4 million in non performing, as compared to $2.6 million or 0.53% of total loans and OREO from June 30, 2006. Included in non-performing assets at June 30, 2007, are approximately $1.5 million of loans guaranteed by the SBA. Credit quality improved during the quarter due to the resolution of certain problem credits.

Total deposits at June 30, 2007, were $596.1 million, a 3.4% increase from June 30, 2006. This increase was primarily the result of growth in time deposits and savings accounts, partially offset by the decline in interest bearing checking accounts and demand deposit accounts. Savings accounts increased $30.4 million, or 16.2% from June 30, 2006, due to a high-yield savings product. Time deposits increased $28.7 million, or 15.1% from June 30, 2006, due to time deposit promotions.

"During the second quarter of 2007, the Company implemented remote deposit capture. We believe this will increase the number of transactional relationships inside and outside of our local market areas," said Mr. Hughes. "In addition, we will be opening our sixteenth branch in the third quarter 2007. This will be our second office in the Lehigh Valley Pennsylvania area."

Total shareholders' equity was $48.2 million at June 30, 2007, an 11.0% increase from June 30, 2006. The increase in shareholders' equity was primarily due to retained profits and an increase in other comprehensive income, partially offset by the payment of cash dividends and the purchase of treasury stock. During the quarter, the Company took advantage of the Company's reduced market valuation and purchased 78 thousand shares of treasury stock.

As of June 30, 2007, the Company's Tier I leverage capital ratio was 9.28%, Tier I risk-based capital ratio was 11.12%, and total risk-based capital ratio was 13.78%. All regulatory capital ratios exceeded the well-capitalized, federal capital adequacy requirements as of June 30, 2007.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $732 million in assets and $596 million in deposits. Unity Bank provides financial services to retail, corporate and small business customers through its 15 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania. For additional information about Unity, visit our website at www.unitybank.com, or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company's control and could impede its ability to achieve these goals. These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

Unity Bancorp, Inc.
Consolidated Financial Highlights
(Dollars in thousands, except per share data)

	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 07	vs.
	2007	2007	2006	Mar. 07	Jun. 06
BALANCE SHEET DATA:
Assets	$732,403	$681,302	$670,870	7.5%	9.2%
Deposits	596,093	541,399	576,376	10.1	3.4
Loans	541,385	515,562	484,622	5.0	11.7
Securities	102,730	104,318	108,979	(1.5)	(5.7)
Shareholders' equity	48,242	47,825	43,446	0.9	11.0
Allowance for loan losses	7,997	7,757	7,257	3.1	10.2

FINANCIAL DATA - QUARTER TO DATE:
Net income before taxes	$2,218	$2,081	$2,429	6.6%	(8.7)%
Federal and state income tax provision	676	630	792	7.3	(14.6)
Net income	1,542	1,451	1,637	6.3	(5.8)
Per share-basic	0.22	0.21	0.24	4.8	(8.3)
Per share-diluted	0.21	0.20	0.23	5.0	(8.7)
Return on average assets	0.89%	0.87%	1.03%	2.3	(13.6)
Return on average common equity	13.14	12.74	15.39	3.1	(14.6)
Efficiency ratio	67.22	70.46	65.12	(4.6)	3.2

FINANCIAL DATA - YEAR TO DATE:
Net income before taxes	$4,299	-	$4,928	-	(12.8)%
Federal and state income tax provision	1,306	-	1,634	-	(20.1)
Net income	2,993	-	3,294	-	(9.1)
Per share-basic	0.43	-	0.48	-	(10.4)
Per share-diluted	0.41	-	0.45	-	(8.9)
Return on average assets	0.88%	-	1.05%	-	(16.2)
Return on average common equity	12.94	-	15.82	-	(18.2)
Efficiency ratio	68.83	-	65.19	-	5.6

SHARE INFORMATION:
Closing price per share	$11.45	$11.30	$14.75	1.4%	(22.4)%
Cash dividends declared	0.05	0.05	0.05	-	-
Book value per share	6.87	6.84	6.29	0.4	9.2
Average diluted shares outstanding (QTD)	7,295	7,301	7,250	(0.1)	0.6

CAPITAL RATIOS:
Total equity to total assets	6.59%	7.02%	6.48%	(6.1)%	1.7%
Tier I capital to average assets (leverage)	9.28	9.24	8.22	0.4	12.9
Tier I capital to risk-adjusted assets	11.12	11.43	9.85	(2.7)	12.9
Total risk-based capital	13.78	14.21	11.10	(3.0)	24.1

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$4,977	$6,771	$2,552	(26.5)%	95.0%
Net charge offs to average loans (QTD)	0.08%	0.05%	0.10%	60.0	(20.0)
Allowance for loan losses to total loans	1.48	1.50	1.50	(1.3)	(1.3)
Nonperforming assets to total loans and OREO	0.92	1.31	0.53	(29.8)	73.6

Unity Bancorp, Inc.
Consolidated Balance Sheets
(In thousands)

	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 07	vs.
	2007	2007	2006	Mar. 07	Jun. 06
ASSETS
Cash and due from banks	$14,696	$15,697	$13,709	(6.4)%	7.2%
Federal funds sold and interest bearing deposits	51,063	23,417	42,631	118.1	19.8
Securities:
Available for sale	66,199	66,197	68,104	-	(2.8)
Held to maturity	36,531	38,121	40,875	(4.2)	(10.6)
Total securities	102,730	104,318	108,979	(1.5)	(5.7)
Loans:
SBA - Held for sale	8,914	9,298	24,384	(4.1)	(63.4)
SBA - Held to Maturity	66,634	68,314	59,111	(2.5)	12.7
Commercial	342,328	318,905	297,826	7.3	14.9
Residential mortgage	69,417	63,615	55,966	9.1	24.0
Consumer	54,092	55,430	47,335	(2.4)	14.3
Total loans	541,385	515,562	484,622	5.0	11.7
Less: Allowance for loan losses	7,997	7,757	7,257	3.1	10.2
Net loans	533,388	507,805	477,365	5.0	11.7
Goodwill and other intangibles	1,596	1,599	1,611	(0.2)	(0.9)
Premises and equipment, net	11,614	11,525	10,954	0.8	6.0
Accrued interest receivable	3,687	3,594	3,460	2.6	6.6
Loan servicing asset	2,289	2,261	2,424	1.2	(5.6)
Bank Owned Life Insurance	5,467	5,421	5,279	0.8	3.6
Other assets	5,873	5,665	4,458	3.7	31.7
Total Assets	$732,403	$681,302	$670,870	7.5%	9.2%

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand deposits	$74,731	$75,928	$81,721	(1.6)%	(8.6)%
Interest-bearing deposits:
Interest bearing checking	84,107	89,313	116,497	(5.8)	(27.8)
Savings	218,273	214,636	187,841	1.7	16.2
Time, under $100,000	138,440	105,724	124,652	30.9	11.1
Time, $100,000 and over	80,542	55,798	65,665	44.3	22.7
Total deposits	596,093	541,399	576,376	10.1	3.4
Borrowed funds and subordinated debentures	84,744	89,744	49,279	(5.6)	72.0
Accrued interest payable	595	523	313	13.8	90.1
Accrued expenses and other liabilities	2,729	1,811	1,456	50.7	87.4
Total liabilities	684,161	633,477	627,424	8.0	9.0
Commitments and Contingencies	-	-	-

Shareholders' equity:
Common stock, no par value, 12,500 shares authorized	49,087	44,677	43,866	9.9	11.9
Retained earnings	1,435	4,067	1,555	(64.7)	(7.7)
Treasury stock at cost	(1,121)	(242)	(242)	363.2	363.2
Accumulated other comprehensive loss, net of tax	(1,159)	(677)	(1,733)	71.2	(33.1)
Total shareholders' equity	48,242	47,825	43,446	0.9	11.0
Total Liabilities and Shareholders' Equity	$732,403	$681,302	$670,870	7.5%	9.2%

COMMON SHARES AT PERIOD END:
Issued	7,122	7,019	6,932
Outstanding	7,020	6,995	6,908
Treasury	102	24	24

N/M= Not meaningful

Unity Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 07	vs.
FOR THE THREE MONTHS ENDED:	2007	2007	2006	Mar. 07	Jun. 06
INTEREST INCOME
Fed funds sold and interest on deposits	$221	$262	$354	(15.6)%	(37.6)%
Securities:
Available for sale	778	780	709	(0.3)	9.7
Held to maturity	478	540	467	(11.5)	2.4
Total securities	1,256	1,320	1,176	(4.8)	6.8
Loans:
SBA	2,202	2,340	2,179	(5.9)	1.1
Commercial	6,378	5,988	5,368	6.5	18.8
Residential mortgage	967	888	788	8.9	22.7
Consumer	951	904	779	5.2	22.1
Total loan interest income	10,498	10,120	9,114	3.7	15.2
Total interest income	11,975	11,702	10,644	2.3	12.5
INTEREST EXPENSE
Interest bearing demand deposits	477	552	653	(13.6)	(27.0)
Savings deposits	2,122	2,171	1,704	(2.3)	24.5
Time deposits	2,153	1,970	1,671	9.3	28.8
Borrowed funds and subordinated debentures	1,136	990	583	14.7	94.9
Total interest expense	5,888	5,683	4,611	3.6	27.7
Net interest income	6,087	6,019	6,033	1.1	0.9
Provision for loan losses	350	200	250	75.0	40.0
Net interest income after provision for loan losses	5,737	5,819	5,783	(1.4)	(0.8)
NONINTEREST INCOME
Service charges on deposit accounts	339	349	409	(2.9)	(17.1)
Service and loan fee income	380	366	406	3.8	(6.4)
Gain on SBA loan sales	824	679	558	21.4	47.7
Gain on Mortgage loan sales	19	9	110	111.1	(82.7)
Gain on sales of other loans	-	-	-	-	(100.0)
Bank owned life insurance	46	49	47	(6.1)	(2.1)
Net securities gains	-	10	-	100.0	100.0
Other income	140	217	117	(35.5)	19.7
Total noninterest income	1,748	1,679	1,647	4.1	6.1
NONINTEREST EXPENSES
Compensation and benefits	2,723	2,955	2,664	(7.9)	2.2
Processing and communications	563	550	553	2.4	1.8
Occupancy, net	644	673	646	(4.3)	(0.3)
Furniture and equipment	394	400	381	(1.5)	3.4
Professional fees	162	136	151	19.1	7.3
Loan servicing costs	169	90	55	87.8	207.3
Advertising	105	94	148	11.7	(29.1)
Other	507	519	403	(2.3)	25.8
Total noninterest expenses	5,267	5,417	5,001	(2.8)	5.3
Income before taxes	2,218	2,081	2,429	6.6	(8.7)
Federal and state income tax provision	676	630	792	7.3	(14.6)
Net Income	$1,542	$1,451	$1,637	6.3%	(5.8)%

Net Income Per Common Share- Basic	$0.22	$0.21	$0.24	4.8%	(8.3)%
Net Income Per Common Share- Diluted	$0.21	$0.20	$0.23	5.0%	(8.7)%

AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,985	6,976	6,903
Diluted	7,295	7,301	7,250

Federal and state income tax

Unity Bancorp, Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)

Jun. 30,	Jun. 30,	Jun. 30	Jun. 07 vs.
YEAR TO DATE	2007	2006	Jun. 06
INTEREST INCOME
Fed funds sold and interest on deposits	$483	$561	(13.9)%
Securities:
Available for sale	1,558	1,417	10.0
Held to maturity	1,018	943	8.0
Total securities	2,576	2,360	9.2
Loans:
SBA	4,542	4,332	4.8
Commercial	12,366	10,260	20.5
Residential mortgage	1,855	1,608	15.4
Consumer	1,855	1,523	21.8
Total loan interest income	20,618	17,723	16.3
Total interest income	23,677	20,644	14.7
INTEREST EXPENSE
Interest bearing demand deposits	1,029	1,347	(23.6)
Savings deposits	4,293	2,896	48.2
Time deposits	4,123	3,170	30.1
Borrowed funds and subordinated debentures	2,126	1,145	85.7
Total interest expense	11,571	8,558	35.2
Net interest income	12,106	12,086	0.2
Provision for loan losses	550	550	0.0
Net interest income after
provision for loan losses	11,556	11,536	0.2
NONINTEREST INCOME
Service charges on deposit accounts	688	842	(18.3)
Service and loan fee income	746	801	(6.9)
Gain on SBA loan sales	1,503	1,258	19.5
Gain on Mortgage loan sales	28	172	(83.7)
Gains on sales of other loans	0	82	(100.0)
Bank owned life insurance	95	94	1.1
Net securities gains	10	-	100.0
Other income	357	400	(10.8)
Total noninterest income	3,427	3,649	(6.1)
NONINTEREST EXPENSES
Compensation and benefits	5,678	5,389	5.4
Processing and communications	1,113	1,080	3.1
Occupancy, net	1,317	1,294	1.8
Furniture and equipment	794	774	2.6
Professional fees	298	283	5.3
Loan servicing costs	259	156	66.0
Advertising	199	318	(37.4)
Other	1,026	963	6.5
Total noninterest expenses	10,684	10,257	4.2
Income before taxes	4,299	4,928	(12.8)
Federal and state income tax provision	1,306	1,634	(20.1)
Net Income	$2,993	$3,294	(9.1)%
Net Income Per Common Share-Basic	$0.43	$0.48	(10.4)%
Net Income Per Common Share-Diluted	$0.41	$0.45	(8.9)%

Average common shares outstanding:
Basic	6,981	6,893
Diluted	7,298	7,246

Unity Bancorp, Inc.
Consolidated Average Balance Sheets
with Resultant Interest and Rates
(Tax-equivalent basis, dollars in thousands)

	Three Months Ended
	June 30, 2007			March 31, 2007
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:

Federal funds sold and interest-bearing deposits with banks	$19,029	$221	4.66%	$20,650	$262	5.15%
Securities:
Available for sale	65,132	790	4.85	64,905	792	4.88
Held to maturity	37,501	496	5.29	42,287	558	5.28
Total securities	102,633	1,286	5.01	107,192	1,350	5.04
Loans, net of unearned discount:
SBA	83,080	2,202	10.60	81,783	2,340	11.44
Commercial	335,081	6,378	7.63	318,638	5,988	7.62
Residential mortgage	65,256	967	5.93	62,903	888	5.65
Consumer	55,227	951	6.91	53,419	904	6.86
Total loans	538,644	10,498	7.81	516,743	10,120	7.91
Total interest-earning assets	660,306	12,005	7.28	644,585	11,732	7.34
Noninterest-earning assets:
Cash and due from banks	12,170			12,228
Allowance for loan losses	(8,022)			(7,877)
Other assets	29,092			29,495
Total noninterest-earning assets	33,240			33,846
Total Assets	$693,546			$678,431

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$84,729	477	2.26	$97,570	552	2.29
Savings deposits	211,478	2,122	4.02	210,879	2,171	4.18
Time deposits	184,727	2,153	4.67	170,508	1,970	4.69
Total interest-bearing deposits	480,934	4,752	3.96	478,957	4,693	3.97
Borrowed funds and subordinated debentures	87,815	1,136	5.19	75,133	990	5.34
Total interest-bearing liabilities	568,749	5,888	4.15	554,090	5,683	4.16
Noninterest-bearing liabilities:
Demand deposits	75,469			75,222
Other liabilities	2,262			2,927
Total noninterest-bearing liabilities	77,731			78,149
Shareholders' equity	47,066			46,192
Total Liabilities and Shareholders' Equity	$693,546			$678,431

Net interest spread		6,117	3.13%		6,049	3.18%
Tax-equivalent basis adjustment		(30)			(30)
Net interest income		$6,087			$6,019

Net interest margin			3.71%			3.75%

Unity Bancorp, Inc.
Consolidated Average Balance Sheets
with Resultant Interest and Rates
(Tax-equivalent basis, dollars in thousands)

	Three Months Ended
	June 30, 2007			June 30, 2006
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:

Federal funds sold and interest-bearing deposits with banks	$19,029	$221	4.66%	$30,005	$354	4.73%
Securities:
Available for sale	65,132	790	4.85	62,831	722	4.60
Held to maturity	37,501	496	5.29	38,283	467	4.88
Total securities	102,633	1,286	5.01	101,114	1,189	4.70
Loans, net of unearned discount:
SBA	83,080	2,202	10.60	83,708	2,179	10.41
Commercial	335,081	6,378	7.63	286,943	5,368	7.50
Residential mortgage	65,256	967	5.93	58,135	788	5.42
Consumer	55,227	951	6.91	46,690	779	6.69
Total loans	538,644	10,498	7.81	475,476	9,114	7.68
Total interest-earning assets	660,306	12,005	7.28	606,595	10,657	7.04
Noninterest-earning assets:
Cash and due from banks	12,170			12,535
Allowance for loan losses	(8,022)			(7,478)
Other assets	29,092			28,355
Total noninterest-earning assets	33,240			33,412
Total Assets	$693,546			$640,007

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$84,729	477	2.26	$116,303	653	2.25
Savings deposits	211,478	2,122	4.02	184,168	1,704	3.71
Time deposits	184,727	2,153	4.67	167,245	1,671	4.01
Total interest-bearing deposits	480,934	4,752	3.96	467,716	4,028	3.45
Borrowed funds and subordinated debentures	87,815	1,136	5.19	49,279	583	4.75
Total interest-bearing liabilities	568,749	5,888	4.15	516,995	4,611	3.58
Noninterest-bearing liabilities:
Demand deposits	75,469			78,764
Other liabilities	2,262			1,589
Total noninterest-bearing liabilities	77,731			80,353
Shareholders' equity	47,066			42,659
Total Liabilities and Shareholders' Equity	$693,546			$640,007

Net interest spread		6,117	3.13%		6,046	3.46%
Tax-equivalent basis adjustment		(30)			(13)
Net interest income		$6,087			$6,033
Net interest margin			3.71%			3.99%

Unity Bancorp, Inc.
Consolidated Average Balance Sheets
with Resultant Interest and Rates
(Tax-equivalent basis, dollars in thousands)

	Year to Date
	June 30, 2007			June 30, 2006
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:

Federal funds sold and interest-bearing deposits with banks	$19,835	$483	4.91%	$24,778	$561	4.57%
Securities:
Available for sale	65,019	1,582	4.87	63,816	1,443	4.52
Held to maturity	39,881	1,054	5.29	38,784	943	4.86
Total securities	104,900	2,636	5.03	102,600	2,386	4.65
Loans, net of unearned discount:
SBA	82,435	4,542	11.02	84,813	4,332	10.22
Commercial	326,905	12,366	7.63	279,176	10,260	7.41
Residential mortgage	64,086	1,855	5.79	59,622	1,608	5.39
Consumer	54,328	1,855	6.89	46,596	1,523	6.59
Total loans	527,754	20,618	7.86	470,207	17,723	7.58
Total interest-earning assets	652,489	23,737	7.32	597,585	20,670	6.95
Noninterest-earning assets:
Cash and due from banks	12,199			12,119
Allowance for loan losses	(7,950)			(7,317)
Other assets	29,292			27,605
Total noninterest-earning assets	33,541			32,407
Total Assets	$686,030			$629,992

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$91,114	1,029	2.28	$122,194	1,347	2.22
Savings deposits	211,180	4,293	4.10	171,185	2,896	3.41
Time deposits	177,657	4,123	4.68	164,902	3,170	3.88
Total interest-bearing deposits	479,951	9,445	3.97	458,281	7,413	3.26
Borrowed funds and subordinated debentures	81,509	2,126	5.26	49,279	1,145	4.69
Total interest-bearing liabilities	561,460	11,571	4.16	507,560	8,558	3.40
Noninterest-bearing liabilities:
Demand deposits	75,346			78,473
Other liabilities	2,593			1,961
Total noninterest-bearing liabilities	77,939			80,434
Shareholders' equity	46,631			41,998
Total Liabilities and Shareholders' Equity	$686,030			$629,992

Net interest spread		12,166	3.16%		12,112	3.55%
Tax-equivalent basis adjustment		(60)			(26)
Net interest income		$12,106			$12,086

Net interest margin			3.73%			4.05%

Unity Bancorp, Inc.
Allowance for Loan Losses and Loan Quality Schedules
(Dollars in thousands)

	06/30/2007	03/31/2007	12/31/2006	09/30/2006	06/30/2006
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning	$7,757	$7,624	$7,480	$7,257	$7,120
Provision charged to expense	350	200	600	400	250
	8,107	7,824	8,080	7,657	7,370
Less: Charge offs SBA	124	116	320	141	66
Commercial	5	-	196	50	48
Residential mortgage	-	-	-	-	-
Consumer	-	2	10	3	14
Total Charge Offs	129	118	526	194	128
Add: Recoveries SBA	12	41	20	-	-
Commercial	2	6	50	12	2
Residential mortgage	-	-	-	-	-
Consumer	5	4	-	5	13
Total Recoveries	19	51	70	17	15
Net Charge Offs	110	67	456	177	113
Balance, ending	$7,997	$7,757	$7,624	$7,480	$7,257

LOAN QUALITY INFORMATION:
Nonperforming loans	$4,611	$6,515	$8,909	$6,473	$2,552
Other real estate owned, net	366	256	211	-	-
Nonperforming assets	$4,977	$6,771	$9,120	$6,473	$2,552

Loans 90 days past due and still accruing	$167	$145	$78	$658	$-

Allowance for loan losses to:
Total loans at period end	1.48%	1.50%	1.50%	1.50%	1.50%
Nonperforming loans	173.43	119.06	85.58	115.56	284.37
Nonperforming assets	160.68	114.56	83.60	115.56	284.37
Net charge offs to average loans (QTD)	0.08	0.05	0.35	0.14	0.10
Net charge offs to average loans (YTD)	0.07	0.05	0.17	0.10	0.08
Nonperforming loans to total loans	0.85	1.26	1.75	1.30	0.53
Nonperforming assets to total loans and OREO	0.92	1.31	1.80	1.30	0.53

Unity Bancorp, Inc.
Quarterly Financial Data

	06/30/07	03/31/07	12/31/06	09/30/06	06/30/06
SUMMARY OF INCOME (in thousands) :
Interest income	$11,975	$11,702	$11,275	$11,258	$10,644
Interest expense	5,888	5,683	5,560	5,314	4,611
Net interest income	6,087	6,019	5,715	5,944	6,033
Provision for loan losses	350	200	600	400	250
Net interest income after provision	5,737	5,819	5,115	5,544	5,783
Noninterest income	1,748	1,679	1,746	2,243	1,647
Noninterest expense	5,267	5,417	5,472	5,316	5,001
Income before income taxes	2,218	2,081	1,389	2,471	2,429
Federal and state income tax provision	676	630	465	844	792
Net Income	1,542	1,451	924	1,627	1,637
Net Income per Common Share:
Before non-recurring items:
Basic	$0.22	$0.21	$0.13	$0.24	$0.24
Diluted	0.21	0.20	0.13	0.22	0.23
COMMON SHARE DATA:
Cash dividends declared	$0.05	$0.05	$0.05	$0.05	$0.05
Book value at quarter end	6.87	6.84	6.65	6.59	6.29
Market value at quarter end	11.45	11.30	14.01	14.55	14.75
Average common shares outstanding: (000's)
Basic	6,985	6,976	6,941	6,921	6,903
Diluted	7,295	7,301	7,263	7,271	7,250
Common shares outstanding at period end (000's)	7,020	6,995	6,949	6,930	6,908
OPERATING RATIOS:
Return on average assets	0.89%	0.87%	0.55%	1.00%	1.03%
Return on average common equity	13.14	12.74	8.05	15.26	15.39
Efficiency ratio	67.22	70.46	73.34	65.48	65.12
BALANCE SHEET DATA (in thousands):
Assets	$732,403	$681,302	$694,106	$671,811	$670,870
Deposits	596,093	541,399	566,465	557,451	576,376
Loans	541,385	515,562	507,690	498,842	484,622
Shareholders' equity	48,242	47,825	46,228	45,643	43,446
Allowance for loan losses	7,997	7,757	7,624	7,480	7,257
TAX-EQUIVALENT YIELDS AND RATES:
Interest-earning assets	7.28%	7.34%	7.05%	7.13%	7.04%
Interest-bearing liabilities	4.15	4.16	4.03	3.87	3.58
Net interest spread	3.13	3.18	3.02	3.26	3.46
Net interest margin	3.71	3.75	3.60	3.79	3.99
CREDIT QUALITY:
Nonperforming assets (in thousands)	$4,977	$6,771	$9,120	$6,473	$2,552
Allowance for loan losses to period-end loans	1.48%	1.50%	1.50%	1.50%	1.50%
Net charge offs to average loans	0.08	0.05	0.35	0.14	0.10
Nonperforming assets to loans and OREO	0.92	1.31	1.80	1.30	0.53
CAPITAL AND OTHER:
Total equity to assets	6.59%	7.02%	6.66%	6.79%	6.48%
Tier I capital to average assets (leverage)	9.28	9.24	9.13	9.12	8.22
Tier I capital to risk-adjusted assets	11.12	11.43	10.92	10.92	9.85
Total capital to risk-adjusted assets	13.78	14.21	13.72	12.91	11.10
Number of banking offices	15	15	15	14	14
Number of ATMs	18	18	18	17	17
Number of employees	195	179	185	205	191

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with $732 million in assets and $596 million in deposits. Unity Bank provides financial services to retail, corporate & small business customers through its 15 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren counties in New Jersey and Northampton county in Pennsylvania. For additional information about Unity visit our website at www.unitybank.com or call (800) 618-BANK.

This letter contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the Company's control and could impede its ability to achieve these goals. These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

SOURCE     Unity Bancorp, Inc.
-0-   07/19/2007
/CONTACT: Alan J. Bedner, EVP, Chief Financial Officer of Unity Bancorp, Inc., +1-908-713-4308 /
/Web site: http://www.unitybank.com /
(UNTY)

CO:	Unity Bancorp, Inc.
ST:	New Jersey
IN:	FIN
SU:	ERN